Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 (Registration Statement No. 333-174808) of our report dated April 12, 2011, relating to the consolidated financial statements of BSB Bancorp, MHC and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

August 10, 2011